                                                                   EXHIBIT 10-ee

                                 LEASE AGREEMENT

            THIS LEASE, (sometimes referred to as the "Lease" or "Agreement"), made between Ortho Pharmaceutical Corporation, a Delaware corporation, by its division Ortho McNeil Pharmaceutical Division, with a principal place of business at U.S. Route #202, Raritan, New Jersey 08869-0602, ("Landlord" or "Ortho") and Advanta Corp., a Delaware corporation with an office for the conduct of business at 5 Horsham Business Center, 300 Welsh Road, Horsham, Pennsylvania 19044 ("Tenant" or "Advanta").

                                   WITNESSETH:

            Landlord does hereby lease unto Tenant, and Tenant hereby leases and takes from Landlord the following described premises for the term and upon the rentals and conditions hereinafter set forth.

                                    ARTICLE I
                                PREMISES AND TERM

            1.1 Description of Premises. Landlord does hereby lease unto Tenant, and Tenant hereby leases and takes from Landlord for the term and upon the rentals and conditions hereinafter set forth:

            ALL THAT CERTAIN 109,511 square foot space located in the Township of Lower Gwynedd, County of Montgomery, Commonwealth of Pennsylvania, which is more particularly described on Schedule "A", attached hereto (the "Leased Premises", "Premises" or "premises"). The Leased Premises are part of a larger parcel of land with improvements thereupon (the "Total Premises" or "campus") and the building of which the Leased Premises are a part is sometimes referred to as the "Spring House Facility" or "Building" as outlined on Schedule A. Tenant acknowledges that it is leasing the Leased Premises in their "as-is" condition, except as otherwise specifically provided in this Lease; and that Landlord is not responsible for providing any services to Tenant with respect to the Leased Premises except as otherwise specifically provided in this Lease. Landlord grants to Tenant the right and non-exclusive easement to use, subject to section
6.1 below, and the other terms of this Lease, those portions of the Building referred to as the auditorium, cafeteria, visitor's dining room and video conference center shown on Schedule B. Landlord grants to Tenant the exclusive easement, subject to the terms of this Lease, to use 320 parking spaces, which are designated on Schedule B (the "Parking Areas"). Landlord grants to Tenant the right and non-exclusive easement to use the outdoor athletic facilities, subject to the terms of this Lease at Tenant's own risk. Landlord grants to Tenant the right and non-exclusive easement, subject to the terms of this Lease to use all parking areas, access and egress roads, streets, driveways, exterior ramps and walks in the Total Premises (all hereinafter called the "Interior Roadways"). Tenant agrees and acknowledges that Landlord and its employees (but not Landlord's visitors) shall have the non-exclusive right of access to the portion of the Spring House Facility retained by Landlord through the lobby of the Leased Premises as shown in Schedule A on the terms and conditions set forth on Schedule D, including compliance with the reasonable rules and regulations of Tenant. Landlord acknowledges that the lobby is part of the Leased Premises, will be known as the Advanta lobby, will be staffed by an Advanta receptionist and will reflect the presence of Advanta.

            1.2 Term. The initial term of Lease (sometimes referred to as the "Initial Term") shall be for a period of 120 months, commencing on November 1, 1995 and terminating on October 31, 2005,


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unless earlier terminated as provided herein or unless extended as provided herein with respect to any specified Tenant option to extend, or unless otherwise extended by the written agreement of the parties.

                                   ARTICLE II
                                      RENT

            Tenant agrees to pay to Landlord at such place designated by Landlord, without any prior demand therefor and without any deduction (except for the initial free base rent period specified below) or setoff whatsoever, the following rents:

(a) Base Rent ("Base Rent"):

Respective                                                                      Monthly
12 Month Period                              Annual Rent                        Installments
---------------                              -----------                        ------------
First 12 month period                       $2,025,953.50                       $168,829.46
through end of fifth                        (based on a gross
12 month period, except                     rate of $18.50 per
as set forth in the                         square foot).
last sentence of
this paragraph (a). The
Base Rent for this period
includes electric and other
utilities as specified in
Schedule B, but excludes
Special Service Fees
(defined below), and
janitorial.

Sixth 12 month                              $2,228,548.85                       $185,712.40
period through end                          (based on a gross
of tenth 12 month                           rate of $20.35 per
period. The Base                            square foot)
Rent for this period
includes electric and
the other specified
utilities, but excludes
Special Service Fees,
janitorial and Tenant's
Share of real estate
taxes as specified in
(b)  below.


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      All of such monthly installments shall be payable on or before the first day of each calendar month during the term hereof, in advance. Payments for any period of less than a full month shall be prorated for the days actually covered. Tenant shall be responsible for paying any sales tax or other taxes (except for any net income, excess profit, excise, franchise, estate, succession and inheritance taxes, penalties due to Landlord's lateness or failure to pay taxes when due and transfer taxes imposed on Landlord) with respect to the rent payable under this Lease, and Landlord may at its option collect such taxes from Tenant. Notwithstanding the foregoing, Tenant shall not be obligated to make any rent payments reflected above during the first 6 months of the Initial Term.

(b) Additional Rent:

(i) Real Estate Taxes: With respect to the sixth 12 month period through the end of the tenth 12 month period during this Lease, Tenant shall pay 17.64% (Tenant's Share") of any increase in real estate taxes pertaining to the Total Premises which is not caused by any reassessment due to construction on the Spring House Facility and which is in excess of 10% above the real estate taxes of $989,404 in effect at the commencement of the Lease. Tenant's Share of the increase in real estate taxes calculated as set forth above will be paid within 30 days of delivery of a bill by Landlord to Tenant. At Landlord's discretion following an Event of Default by Tenant, Landlord will reasonably estimate the Tenant's tax payment for the applicable 12 month period, and can collect 1/12 of such estimated payment as additional monthly rent; with the parties effecting a year end adjustment if needed when the final taxes are known for such 12 month period to reflect Tenant's Share based on such final tax figures. Tenant shall not be obligated to pay any portion of real estate taxes or real estate tax increases for the period prior to the end of the fifth l2-month period of the Initial Term.


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(ii) Special Service Fees: In addition to Base Rent, Tenant shall pay an amount to Landlord in payment for the services listed on Schedule B, attached hereto and made a part hereof, pursuant to Article VI, below (the "Special Service Fees"). Special Service Fees will be billed monthly by Landlord, if applicable, and will be payable by Tenant within 30 days of delivery of the monthly bill by Landlord.

                                   ARTICLE III
                                 USE OF PREMISES

            Tenant shall use the Leased Premises solely for business office use and accessory office use purposes and shall not alter such use without the prior written consent of Landlord. Landlord represents and warrants that, to Landlord's best knowledge, the Leased Premises may be used as a business office use. Landlord advises Tenant that Landlord has been advised by the Zoning Officer for Lower Gwynedd Township/Spring House that the current zoning of the Total Premises permits multi-tenant use by Special Exception. Landlord, at its sole cost and expense, shall use reasonable efforts to obtain or cause to be obtained all zoning approvals, use permits and certificates of occupancy (but not relating to any Tenant improvements/alterations or licenses or permits required for the conduct of Tenant's business as opposed to Tenant's use of the Leased Premises as an office) ("Permits"), with all applicable appeal periods having expired and in final, irrevocable and uncontestable form, necessary and required by all state and municipal governments (the "Authorities"), for the lawful use, occupancy, maintenance and operation of the Spring House Facility by Tenant for its intended purposes. If the Landlord fails to obtain all the necessary Permits, under the conditions stated above, on or before October 31, 1995 or Tenant is unable to obtain any license or permit required from Lower Gwynedd Township for the conduct of Tenant's business on or prior to such date, either Landlord or Tenant may terminate this Lease, upon which the parties


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shall have no further obligations hereunder. Tenant shall be responsible for conducting its operations in the Leased Premises in accordance with all applicable laws and regulations.

                                   ARTICLE IV
                                 QUIET ENJOYMENT

            Provided that Tenant complies with its obligations in this Lease, Landlord agrees that Landlord will permit Tenant to occupy, possess and enjoy the Leased Premises under the provisions of this Lease during the term as set forth herein, without hindrance or molestation from Landlord or from any person claiming by, from or under Landlord.

                                    ARTICLE V
                     IMPROVEMENTS, REPAIRS AND MAINTENANCE

            5.1 Repairs and Maintenance by Landlord. Landlord shall be required to make all structural repairs and/or replacements, to the Leased Premises or the Building of which the Leased Premises are a part, including the repair or replacement of the roof, foundations, and exterior walls and interior load bearing walls that are necessary to maintain the Leased Premises and the Building in a first class condition. Landlord shall also be required to make all repairs and/or replacements, to the heating, air-conditioning, ventilation, mechanical, electrical and plumbing systems both in the Building outside of the Leased Premises, and in the Leased Premises to the extent such systems are within the walls or above the ceilings, or below the floors in the Leased Premises, that are necessary to maintain such systems in a first class condition. Landlord shall also make all repairs, replacements and maintenance to the Parking Areas and the Interior Roadways that are reasonably necessary to maintain the Total Premises in a first-class condition.


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
            Any repairs/replacements deemed Landlord's responsibility but caused by the negligence of the Tenant, its agents, servants and/or invitees hereunder shall be the responsibility of the Tenant to repair.

            5.2 Tenant's Repair/Maintenance Obligations. Tenant shall, at its own expense, be required (subject to Section 5.3) to make all repairs to the portion of the Leased Premises within the interior faces of the ceilings, walls, and the floors necessary to maintain the Leased Premises in a first-class condition, but excluding, repairs/replacement or maintenance required to the heating, air-conditioning, ventilation, mechanical, electrical and plumbing systems in the Leased Premises beyond the interior faces of the walls, ceilings and floors. Tenant shall repair and replace any window glass within the Leased Premises. Any repairs/replacements deemed Tenant's responsibility, but caused by the negligence of Landlord, its agents, servants and/or invitees shall be the responsibility of the Landlord to repair.

            5.3 Improvements/Alternations by Tenant. Tenant shall make no structural improvements/alterations to the Leased Premises without the prior written consent of the Landlord, which Landlord agrees shall not be unreasonably withheld or delayed. Tenant shall not require the prior written consent of Landlord for any non-structural improvements/alterations for which the estimated cost for a specific project does not exceed $10,000, or where the aggregate of all such projects does not exceed $75,000. For any improvements/alterations for which Landlord's consent is required, Landlord shall endeavor to respond to Tenant's plans within 10 business days of receipt. In the event Landlord does not approve Tenant's plans, it shall notify Tenant in writing, listing its specific objections to the plans. Any improvements/alterations by Tenant must be made in a workmanlike manner. Tenant shall provide suitable evidence of Worker's Compensation Liability Insurance covering all persons working at its direction. Tenant shall be


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liable for any damage or injury to the Leased Premises, persons or property arising out of or associated with the construction or installation of such improvements/alterations. Tenant shall allow no liens to be filed against the Building or any part of Landlord's interest in the Building or the Leased Premises in connection with any work performed by or on behalf of Tenant with respect to the Leased Premises. Tenant agrees that Landlord shall have the right with respect to any proposed Tenant repair to be made under Section 5.2 or any proposed Tenant improvement/alteration for which Landlord's consent is required under Section 5.3 to elect to approve a contractor selected by Tenant who shall perform the repair or improvement/alteration at Tenant's expense. Landlord agrees that its consent to Tenant's contractor shall not be unreasonably withheld or delayed. Tenant shall have the right, from time to time throughout the term of the Lease, to install within the Leased Premises and to attach thereto any trade fixtures, equipment or other personal property ("Tenant's Fixtures") deemed necessary by Tenant for the operation of its business within the Leased Premises. Title to any Tenant's Fixtures which may be placed in or upon or affixed to the Leased Premises by, for, or under Tenant shall remain in Tenant and Tenant alone shall be entitled to claim depreciation therefor, Tenant may remove Tenant's Fixtures at any time before or upon vacating the Leased Premises. Without limiting the foregoing, it is acknowledged that Tenant intends to submit plans to alter at Tenant's expense the Leased Premises. Landlord acknowledges that the Leased Premises will be substantially gutted and will undergo substantial renovations, and as part of the renovations, Tenant shall renovate the Lobby portion of the Leased Premises to manifest its presence and occupancy of the Leased Premises as generally described in Schedule A-2 hereto, but subject to submission of specific plans as referenced below. Landlord agrees that its consent to Tenant's plans shall not be unreasonably withheld or delayed, and shall endeavor to respond to Tenant's submission of plans within 10 business days of receipt. In the event Landlord does not approve Tenant's plans, it shall notify


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
Tenant in writing listing its specific objections to the plans. If Landlord notifies Tenant of specific objections to the plans, Tenant shall make such revisions as it deems acceptable and resubmit the plans to Landlord, Landlord shall endeavor to respond to Tenant's resubmission of plans within 5 business days of receipt. If Landlord does not approve of Tenant's plans as resubmitted, Landlord shall notify Tenant in writing, listing the specific objections to the resubmitted plans. Thereafter, Tenant may further modify Tenant's plans for a second resubmission and to repeat the process. During the course of construction, Tenant may make minor revisions to approved plans, provided any such changes are promptly delivered to Landlord.

            5.4 Surrender in Good Order. Tenant shall, upon the expiration or sooner termination of the term of this Lease, surrender to Landlord the entire Leased Premises, broom-clean, free of subtenancies, and in good condition and repair, reasonable wear and tear excepted. Any improvements/alterations belonging to Tenant or any subtenant, if not removed by such termination (subject to the provisions below), shall be deemed abandoned and shall become the property of Landlord. Tenant may however, before the expiration of this Lease, remove from the Leased Premises all fixtures, non-structural improvements/alterations, machinery, equipment, furniture and partitions, except those installed by Landlord (and subject to the provisions below Tenant shall remove all such referenced items of Tenant at the end of this Lease if requested by Landlord). Tenant shall repair, restore and save Landlord harmless from all damages to the Leased Premises caused by such removal by Tenant. Tenant agrees not to cause any waste during the term of this Lease. Without limiting the foregoing, Tenant shall be obligated at Tenant's expense upon the request of Landlord to restore the Leased Premises at the termination of the Lease to the condition existing prior to any alterations/improvements effected by Tenant after the initial alterations contemplated in Section 5.3 above, unless the parties have specifically agreed otherwise in writing with respect


                                                                               9
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to any specific Tenant improvement/alteration made after the initial alterations contemplated in Section 5.3 above, The parties acknowledge that any initial alterations contemplated in Section 5.3 shall be left in the Leased Premises by Tenant, and Landlord shall not be obligated to pay anything to or on behalf of Tenant with respect to such alterations, and Landlord shall own all such alterations upon termination of this Lease; provided that Tenant shall be allowed to remove any of Tenant's Fixtures including without limitation its personal property).

                                   ARTICLE VI
         UTILITIES, SERVICES, PERSONAL PROPERTY TAXES AND OTHER EXPENSES

            6.1 Utilities/Services. Landlord shall cause to be supplied the utilities/services with respect to the Leased Premises as specified in Schedule B hereto at the times set forth in Schedule B. The charge for the utilities/services is included in the Base Rent under the Lease, except as otherwise provided in Schedule B. To the extent that Tenant shall pay amounts in addition to the Base Rent for extended or extra utilities/services, such amounts are referenced in Schedule B (the "Special Service Fees"). Landlord shall not be liable for any failure to supply such utilities/services to the extent due to any causes beyond the reasonable control of Landlord, Landlord will use its reasonable best efforts to minimize any interruption in utilities/services. If Landlord and Tenant agree to have Landlord provide any additional services/utilities, such agreement must be specified in writing signed by the parties. Without limiting the foregoing, it is acknowledged that Tenant's specified rental charges do not include any provision for janitorial services with respect to the Leased Premises, and Tenant is responsible for arranging and paying for such janitorial services.

            6.2 Tenant's Personal Property Taxes. Tenant shall be responsible for the payment of all personal property taxes levied or assessed upon the fixtures, equipment, leasehold improvements/alterations or inventory of Tenant contained within the Leased Premises.

            6.3 Other Expenses/Items. Except as specified in this Lease as items to be supplied by Landlord to Tenant, Tenant shall be responsible for arranging at its expense for all services, utilities and any other items in connection with Tenant's use of the Leased Premises.

                                   ARTICLE VII
                                    INSURANCE

            7.1 Fire Insurance. Tenant agrees to obtain and maintain in full force and effect during the term of this Lease, fire insurance with extended coverage endorsement, for full replacement value with respect to the leasehold improvements made by Tenant to the Leased Premises and Tenant's Fixtures, including Tenant's personal property. Landlord shall be named as an additional insured under such policy. Landlord agrees to obtain and maintain in full force and effect fire insurance with extended coverage endorsement, for the full replacement value with respect to the Building, including the heating, ventilating and air conditioning systems in the Leased Premises to the extent such systems are within the walls or above the face of the ceiling or below the floor in the Leased Premises.

            7.2 Tenant's Other Insurance. Tenant, at its sole cost and expense, but for the mutual benefit of Landlord and Tenant (Landlord being named as an additional insured under such policy) will throughout the entire term of this Lease maintain general public liability insurance against claims for bodily injury, death or property damage occurring in the Leased Premises; such insurance


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to afford immediate protection, at the time of the commencement of the term of this Lease, to the limit of not less than $5,000,000 per occurrence liability/property damage combined. Upon request, Tenant will provide Landlord with evidence of such insurance coverage, as well as the insurance coverage under Section 7.1. In the event Tenant effects any option to extend under this Lease, the amounts of such Tenant insurance shall be increased (but not decreased) during any such option term to reflect the percent increase in the United States National Consumer Price Index ("CPI"), as reported by the United States Federal Government, between the CPI in effect at the commencement of the Initial Term and the CPI in effect at the beginning of the option term effected by Tenant.

            7.3 Qualification of Insurers. All insurance provided by Tenant in this Lease shall be effected under enforceable policies issued by insurers of recognized responsibility, reasonably acceptable to Landlord, and licensed to do business in the state where the Leased Premises are located.

                                  ARTICLE VIII
                             DESTRUCTION OF PREMISES

            8.1 Partial Destruction. In the event that the Leased Premises, shall, while this Lease continues, be partially destroyed by fire or other casualty to the extent of less than 50% of the replacement cost of the Leased Premises, then Landlord shall forthwith repair, rebuild or restore the Leased Premises as speedily as practicable to the condition which existed immediately prior to the damage or destruction. In effecting such repairs, Landlord shall submit its plans for the work to Tenant to obtain Tenant's approval, which approval shall not be unreasonably withheld or delayed. If the Leased Premises cannot, in Landlord's reasonable opinion, be repaired or restored within 120 days from the date of such damage or destruction, Landlord shall notify Tenant in writing


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within 20 days of the date of said damage or destruction, of its opinion that the Leased Premises cannot be repaired within such 120 day period. In such event, Tenant may elect to terminate this Lease by giving written notice to Landlord, and thereupon this Lease shall terminate and Landlord shall not be obligated to rebuild and the Landlord shall release any claim to the proceeds of insurance maintained by Tenant on the Leased Premises, If Tenant does not elect to terminate, Landlord shall be obligated to repair the Leased Premises forthwith. The percentage of the rent pertaining to the untenantable portion of the Leased Premises shall abate from the occurrence of such damage until said Leased Premises shall be restored to a tenantable condition and, after such restoration, the rent shall be payable as before such damage.

            8.2 Substantial Destruction, In the event the Leased Premises, while this Lease continues, shall be destroyed by fire or other casualty to the extent of more than 50% of the replacement cost of the Leased Premises, Landlord shall have the option to decide whether or not to rebuild. Landlord shall notify Tenant in writing of its decision to rebuild or not to rebuild within 45 days after the occurrence of such damage or destruction. Tenant shall also have the right for a period of 30 days, in such event, to elect to terminate this Lease and, if Tenant so elects, this Lease shall terminate. In the event that Landlord shall decide to rebuild, and Tenant shall not have elected to terminate, Landlord shall forthwith start and complete the repair, rebuilding or restoration of the Leased Premises as soon as commercially reasonable. The rent hereunder shall abate to the extent of the percentage of the Leased Premises which is untenantable from the occurrence of such damage until said repair, rebuilding or restoration has been completed. After such repair, rebuilding or restoration has been completed, Tenant shall pay rent in accordance with the terms hereof, from the time the rebuilding is completed. If Landlord shall decide not to rebuild, or if Tenant shall elect to terminate, then in such event this Lease shall be cancelled and of no effect, except that Tenant


                                                                              13
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shall pay the rent up to the date of the fire or other casualty, and the
Landlord shall release any claim to Tenant's insurance proceeds.

            8.3 Destruction of Substantial Portion of the Spring House Facility. In the event that the Spring House Facility is damaged to the extent of 80% or more of its replacement cost, Landlord may elect to terminate this Lease upon written notice to Tenant, such decision to be given if at all within 45 days after the occurrence of such damage. In the event Landlord does not terminate this Lease pursuant to this Section 8,3, Landlord shall either: (i) restore such portion of the Spring House Facility to a condition as similar as is reasonably possible in design, character and quality to the building which existed before such destruction or (ii) raze the damaged portion of the Spring House Facility and put the same in good order by paving or landscaping.

                                   ARTICLE IX
                   CONDEMNATION OR EMINENT DOMAIN PROCEEDINGS

            If the whole of the Leased Premises or if such portion thereof as may be required for the reasonable use of the Leased Premises by Tenant shall be taken or condemned by any authority for any public or quasi-public use or purpose, or if it shall be sold to any such authority under threat of condemnation, then and in any such event, the term of this Lease shall cease and terminate from the date when possession shall be required for such use or purpose. Landlord shall be entitled to all awards for damages with respect to such taking; provided that Tenant may also make its own claims against the applicable public authority (but not against Landlord) for taking of any Tenant's equipment or improvements. If the condemning authority shall refuse to permit separate claims to be made, then and in that event Landlord shall prosecute with counsel satisfactory to Tenant the claims of both Landlord and Tenant (and with Tenant reimbursing Landlord for an equitable portion of such


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counsels' fees), and the proceeds of the award shall be divided between Landlord and Tenant in such manner as is fair and equitable.

      The rent shall be paid up to the date of such taking and any rent paid in advance shall be apportioned as applicable.

                                    ARTICLE X
                            SUBLETTING AND ASSIGNMENT

            Tenant shall not have the right to assign or sublet the Leased Premises or any part thereof without the prior written consent of Landlord, which shall not be unreasonably withheld. Provided however, that upon written notice to Landlord, Tenant shall have the right to assign or sublet all or any part of its interest in the Lease to any other affiliate of Tenant. An affiliate shall mean any subsidiary of Tenant or any entity in which the majority of ownership interests are owned directly or indirectly by Tenant or any subsidiary of Tenant. In the event of such assignment or subletting as authorized herein, Tenant shall also continue to remain liable for its obligations under this Lease.

                                   ARTICLE XI
                                DEFAULT BY TENANT

            11.1 Events Constituting Default. In the event Tenant shall: (a) fail to pay the rent or any part thereof for a period of 20 business days after Landlord shall have given written notice to Tenant of such default; or (b) fail to reasonably perform any of the terms and conditions of this Lease to be performed by Tenant for 30 business days after Landlord shall have given to Tenant written notice of such default and the Tenant fails to commence within such 30 day period to cure such default and thereafter to prosecute the curing of such default with due diligence and in good faith; or (c) be adjudicated a bankrupt or petition for voluntary bankruptcy, or


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
have an involuntary bankruptcy proceeding filed against it which is not dismissed within 60 days after such filing; or (d) be dissolved; then, and in any of such events, Tenant shall be deemed to have committed an "Event of Default." Following an Event of Default by Tenant, Landlord may at its option, upon 15 business days written notice by registered or certified mail of its intention to do so, terminate this Lease and repossess the Leased Premises, unless Tenant shall in the meantime remedy such default or proceed promptly to do so.

            11.2 Re-entry by Landlord. If Tenant commits an Event of Default, and Landlord elects, following the 15 day notice and grace period in Section 11.1, to re-enter, or takes possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may either terminate this Lease or make such alterations and repairs as may be necessary in order to relet the Leased Premises, and relet the Leased Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Upon such reletting, all rentals received by Landlord from such reletting shall be applied: first, to the payment of indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees, and costs of such repairs (but not the costs of alterations); third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month be less than those to be paid during the month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly.


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
            No such re-entry or taking possession of the Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination hereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time either seek to enforce a provision of or terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Leased Premises, reasonable attorney's fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Leased Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord.

                                   ARTICLE XII
                  SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT

            12.1 Subordination. Subject to Section 12.2, Tenant shall at all times, on demand, execute and deliver any and all further instruments that may be required by any mortgagees or by Landlord for the purpose of subordinating this Lease to the lien of any mortgages.

            12.2 Non-Disturbance and Attornment. The execution by Tenant of any subordination agreement pursuant to Section 12.1 above shall be expressly contingent upon the covenant of the mortgagee that should the mortgagee become the owner of the Total Premises by reason of foreclosure of the mortgage or otherwise, or if the Total Premises shall be sold as a result of any action or


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
proceeding to foreclose the mortgage or by a deed given in lieu of foreclosure,
(i) the Lease shall continue in full force and effect, without necessity for executing any new lease, as a direct lease between Tenant, as tenant thereunder, and the then owner of the Total Premises, as landlord thereunder, upon all of the same terms, covenants and provisions contained in the Lease, and (ii) such new owner shall be bound to Tenant under all of the terms, covenants and provisions of this Lease, including any amendments of the Lease whether made before or after the date of the mortgage, which terms, covenants and provisions such new owner hereby agrees to assume and perform. Subject to the foregoing, Tenant hereby agrees such agreement may require Tenant to attorn to such new owner and to recognize such new owner as Landlord under this Lease provided that such attornment shall not relieve Landlord of any of its liabilities to Tenant arising under the Lease prior to such attornment.

            12.3 No Existing Mortgage. Landlord represents and warrants that as of the date hereof, there is no mortgage encumbering the Leased Premises or the Total Premises.

                                  ARTICLE XIII
                           EXTENSION AND HOLDING-OVER

            13.1 Holding-over. If Tenant remains in the Leased Premises beyond the expiration of this Lease, or any renewal or extension thereof, without the written consent of Landlord, such holding-over shall be deemed to create a month-to-month tenancy on all the terms and conditions contained herein. The preceding sentence in no way gives Tenant any right to so hold over in the Premises beyond the specified term of the Lease.

            13.2 Option to Extend Term. Provided Tenant has not committed an Event of Default which has not been cured, Tenant shall have one option to extend the term of this Lease for a period of 60 additional months (sometimes referred to as the "Option Term") following the expiration of the Initial Term of the Lease as referenced in
Section 1.2 herein. In order to exercise such option, Tenant must provide Landlord with written notice of exercise of such option at least one year prior to the expiration of the Initial Term. In the event of such option exercise, the rental for the Option Term shall be a gross rate of $22.38 per square foot, plus Tenant's Share of additional taxes and electric charge increases as set forth below. With respect to real estate taxes, Tenant would pay Tenant's Share of any increase in real estate taxes pertaining to the Total Premises which is in excess of 20% above the real estate taxes of $989,404 in effect at the commencement of the Lease. With respect to electric, Tenant would pay Tenant's Share of any increase in electric charges for the Spring House Facility in excess of 20% above the rate per KW hours of $0.0741 in effect at the commencement of the Lease (i.e. Tenant's Share of the excess, if any, of the product of the then current rate per KW hours times the then current usage reduced by the product of 120% times $0.0741 times the then current usage. (For purposes of this Lease, the rate per KW hour is the sum of the annual billings from the applicable electric utility with respect to the Spring House Facility divided by the total KW hours used for the Spring House Facility.) Unless the parties otherwise agree in writing, all other terms of the Lease other than the original free rental period and the new rental rates shall be in effect with respect to the Option Term, provided that Tenant shall have no additional options to extend.

                                   ARTICLE XIV
                     SIGNS, WINDOW TREATMENTS AND FLAGPOLES

            Tenant shall not place or suffer to be placed or maintained on any exterior door, wall, or window of the Leased Premises any sign, drape, shade or window treatment, without first obtaining Landlord's written approval and consent, which shall not be unreasonably withheld or delayed. Tenant further agrees to maintain such sign, or other thing as may be approved, in good condition and repair at all times. All signs shall have the approval of municipal authorities, if required. Without limiting the foregoing, Tenant shall be entitled to erect and maintain during the term of this Lease an identifying sign at Welsh Road and a sign on the face of the Spring House Facility, as identified in Schedule A-1 hereto, It is acknowledged that Landlord's signage at Welsh Road shall be directional only, with further internal signs directing Landlord's visitors to entrances to the Spring House Facility other than the Lobby. Tenant shall have exclusive use of the 3 flagpoles situated at the main entrance of Tenant's Lobby for the purpose of displaying a corporate identifying flag, and the flags of the United States and the Commonwealth of Pennsylvania and no other flags. Tenant shall have the right to place a piece of sculpture in the area outside the Lobby, subject to Landlord's consent, which Landlord shall not unreasonably withhold or delay. Tenant may locate no more than three small rooftop antennas or dishes on the roof over the Leased Premises provided Tenant obtains all necessary permits and approvals (including without limitation Landlord's consent, which Landlord shall not unreasonably withhold or delay), such antennas or dishes are not readily visible from the ground and Tenant repairs any and all damage caused by such antennas or dishes or the placement, repair or removal of such antennas or dishes.

                                   ARTICLE XV
                      RESPONSIBILITY OF TENANT AND LANDLORD

            Landlord and Tenant shall be responsible for and shall fully indemnify each other against any claims or causes of action in any way pertaining to such party's operations in their respective premises, except to the extent any such claims or causes of action result due to the negligence or other fault of the other.

                                   ARTICLE XVI
                            MISCELLANEOUS PROVISIONS

            16.1 Fees and Expenses. If during the term of this Lease, either party incurs any reasonable expenses, including but not limited to attorneys' fees, relating to enforcing the provisions of this Lease or pursuing any default hereunder, provided that party prevails in a legal action or proceeding against the other party, then the losing party agrees to reimburse the prevailing party for all such expenses. Notwithstanding any provision of this Lease to the contrary, "Attorneys' Fees" wherever used in this Lease shall mean only the reasonable charges for services actually performed and rendered by independent, outside legal counsel and also reasonably allocated charges of any applicable in-house counsel actually working on such legal action or proceeding.

            16.2 Notices. All notices shall be given by registered or certified mail, return receipt requested, or overnight delivery service addressed as follows:

                  To Landlord:

                  Ortho-McNeil Pharmaceutical
                  Division of Ortho Pharmaceutical Corporation
                  U.S. Route # 202
                  Raritan, New Jersey 0369-0602
                  Attention: Vice President Operations

                  To Tenant:

                  Advanta Corp.
                  5 Horsham Business Center
                  300 Welsh Road
                  Horsham, PA 19044
                  Attention: Senior Vice President
                              Mr. James W. John

                  With a copy to: Wolf, Block, Schorr
                                   and Solis-Cohen
                                   12th Floor Packard Building
                                   Philadelphia, Pennsylvania 19102
                                   Attention: Bernard Lee, Esq.

Landlord and Tenant may each designate different notice recipients/addresses than those referenced above by providing written notice of such changes in accordance with this Lease. (Tenant's notice address shall be changed to the Spring House Facility, Welsh and McKean Roads, Spring House, Pennsylvania 19477-0776 when Tenant commences occupancy of the Leased Premises.)

            16.3 Partial Invalidity. The invalidity of one or more phrases, sentences, clauses, sections or articles contained in this Lease shall not affect the remaining portions hereof.

            16.4 Entire Agreement. This Lease contains the entire agreement and understanding between the parties. There are no oral understandings, terms, or conditions, and neither party has relied upon any representation, expressed or implied, not contained herein.

            16.5 Amendment. This Lease shall not be amended, modified, altered or changed in any respect whatsoever except by further agreement, in writing, duly executed by Landlord and Tenant.

            16.6 Successors. This Lease shall bind and inure to the benefit of Landlord and Tenant and their respective successors and assigns.

            16.7 Joint Effort. The preparation of this Lease has been the joint effort of the parties and the resulting document shall not be construed more severely against one of the parties than the other.

            16.8 Counterparts. This Lease may be executed in two or more counterparts, and each executed copy shall be deemed an original which shall be binding upon all the parties hereto.

            16.9 Governing Law. This Lease and the performance thereof shall be governed, interpreted, construed and regulated by the laws of the Commonwealth of Pennsylvania.

            16.10 Captions. The captions of this Lease are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope or intent of this Lease.

            16.11 Governmental Regulations. Tenant shall, at its sole cost and expense, comply with all of the requirements of all county, municipal, state, Federal and other applicable governmental authorities now in force and which may hereafter be in force pertaining to Tenant's activities in the Leased Premises. The foregoing is not intended to limit or modify Landlord's obligation to perform structural repairs and maintenance, as set forth in the Lease, which obligation shall include any such structural repairs and maintenance required to comply with the requirements of all Federal, state, county, municipal, and other applicable authorities and for which Tenant is not otherwise responsible under the Lease.

            16.12 Right of Entry. Subject to any reasonable security requirements of Tenant after notification of Tenant's authorized representative, Landlord or its agents shall have the right to enter the Leased Premises at all reasonable times to examine the same or to make such repairs, alterations or improvements as may be necessary or desirable. In the event of any bona fide emergency, Landlord may also take whatever action is reasonable when immediate entry of the Leased Premises is required.

            16.13 Recording. Tenant shall not record this Lease on the Land Records. However, upon the request of either Landlord or Tenant, the other party shall join in the execution of a so-called "Notice of Memorandum of Lease" for the purposes of recordation. Said Notice of Memorandum of Lease shall describe the parties, the

Leased Premises, the term of this Lease, and the commencement date hereof, and shall incorporate this Lease by reference.

            16.14 Excuse of Landlord's Performance. Anything in the Lease to the contrary notwithstanding, providing such cause is not due to the willful act or neglect of Landlord, Landlord shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions hereof, if same shall be due to any strike, lockout, civil commotion, war-like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, inability to obtain any material, or service through Act of God, or other cause beyond Landlord's control. Landlord shall use its reasonable best efforts to cure or correct any such failure of performance even if Landlord shall not be deemed in default.

            16.15 Non-waiver. The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of this Lease (other than payment of rent which has been accepted as aforesaid) shall be deemed to have been waived by Landlord unless such waiver be in writing.

            16.16 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to its right to recover the balance of such rent.

            16.17 Loss and Damage to Tenant's Property. Landlord shall not be liable for any damage to or theft of property of Tenant or others, which property is located in the Leased Premises, unless the damage or loss is attributable to Landlord's employees. Landlord shall not be liable for any damage caused by other tenants or persons in the Leased Premises, unless the damage or loss is attributable to Landlord's employees. All property of Tenant kept or stored on the Leased Premises shall be so kept or stored solely at the risk of Tenant, unless the damage or loss is attributable to Landlord's employees.

            16.18 Landlord's and Tenant's Non-Responsibility for Certain Damages, It is acknowledged that neither Landlord nor Tenant shall be liable for any punitive, indirect or consequential damages to the other with respect to this Lease.

            16.19 Rules/Regulations. Tenant shall comply with the Landlord's rules/regulations for the Leased Premises/Spring House Facility as referenced in Schedules C-C-1 hereto. Landlord represents that it does, and shall continue, to operate the Total Premises in a first-class manner. If Landlord desires to lease space in or transfer ownership of, the Total Premises to a non-affiliate of Landlord, Landlord or the new landlord, as the case may be, shall implement, or cause to be implemented, rules and regulations consistent with those applicable to Tenant under this Lease. Landlord's employees shall comply with the reasonable rules and regulations of Tenant in the use of the Lobby.

      16.20 Tenant's Right to Cure Landlord's Default.

      Landlord agrees that if Landlord fails to pay any installment of real estate taxes, or any other liens and encumbrances affecting the Leased Premises and to which this Lease may be subordinate when any of the same become due, or if Landlord fails to make any repairs required of Landlord by the provisions of this Lease, then and in any such event or events Tenant, after the continuance of any such failure or default for 30 business days after notice thereof is given by Tenant to Landlord, may pay, but shall be under no obligation to pay, said real estate taxes, and other charges, and may cure such defaults all on behalf of and at the expense of Landlord and do all necessary work and make all necessary payments in connection therewith (but without any right of deduction or setoff against any rent payable to Landlord). Landlord agrees to pay to Tenant forthwith the amount so paid by Tenant, together with interest thereon at the prime rate of interest publicly announced from time to time by Chase Manhattan Bank or its successor or the survivor in the event of bank merger (the "Prime Rate") plus 3%.

                                  ARTICLE XVII
                                SECURITY DEPOSIT

            The Tenant shall deposit with the Landlord the sum of $0 Dollars (no security deposit) as security for the faithful performance and observance by Tenant of all the terms, provisions and conditions of this Lease which deposit shall be payable upon signing of the Lease by the Tenant. Said sum shall not be considered as advance payment of rent. If Tenant shall fully and faithfully perform all of the terms, provisions, covenants and conditions of this Lease, the security deposit shall be returned to Tenant on expiration. In the event of a sale of the Land and Building, Landlord may deliver Tenant's security deposit to such purchaser and upon the mailing by such purchaser to Tenant of written acknowledgment of the receipt of said security deposit, Landlord shall be discharged from any further liability with respect to the deposit.

                                  ARTICLE XVIII
                                   LATE CHARGE

            The Tenant shall pay to the Landlord as a "late charge" the sum equivalent to 5% of any amount due the Landlord from the Tenant not received on or before the 10th day following the date on which said payment is due. Said late charge shall be paid as additional rent by the Tenant to the Landlord.

                                   ARTICLE XIX
                        RUBBISH, TPASHAND GARBAGE REMOVAL

            The parties hereby agree that the Tenant shall deposit all of its normal rubbish, trash and garbage from the Leased Premises in such containers as directed by Landlord. Tenant shall not allow any unreasonable accumulation of boxes, trash, garbage or waste within the Leased Premises. Tenant shall not generate any hazardous wastes (as such are defined under any applicable Federal, state or local rule or regulation) in connection with its operations in the Leased Premises, except as provided below. Landlord represents and warrants that the Leased Premises do not contain any such hazardous wastes (as such are defined under any applicable Federal, state or local rule or regulation) in any amounts which would violate any applicable laws or regulations. Tenant shall not generate any hazardous wastes in connection with its operations in the Leased Premises in excess of amounts routinely used in an office, and which do not violate any applicable laws or regulations. Tenant shall indemnify Landlord from any liability or violations under any environmental laws respecting the use by Tenant of the Leased Premises or arising from the use by Tenant of any other portion of the Total Premises. Landlord represents and warrants that to Landlord's best knowledge, the Total Premises are in compliance with all environmental laws. Landlord shall indemnify Tenant from any liability or violations under any environmental laws respecting the portion of the Total Premises other than the use of the Leased

Premises, except to the extent any liability or violations are caused by Tenant.

                                   ARTICLE XX
                              REAL ESTATE BROKERAGE

            The parties hereby recognize CB Commercial Real Estate Group, Inc. ("CB"), as the real estate broker involved in this transaction and the Landlord shall pay all real estate brokerage fees due pursuant to its agreement with CB.

            IN WITNESS WHEREOF, Landlord and Tenant have executed this instrument, this _______ day of _____, 1995.

Signed, sealed and delivered
in the presence of:

LANDLORD

Ortho Pharmaceutical Corporation,
acting through its Ortho-McNeil
Pharmaceutical Division


                                      By /s/ [ILLEGIBLE]
--------------------------------         ---------------------------------------

TENANT

Advanta Corp.

                                      By /s/ Richard A. Greenawalt
--------------------------------         ---------------------------------------
                                         Richard A. Greenawalt, President & COO


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